EXHIBIT 32.2

Certification of Chief Financial Officer of Citizens, Inc. Pursuant to 18 U.S.C. §1350

I, Jeffery P. Conklin certify that:

In connection with the Quarterly Report on Form 10-Q of Citizens, Inc. (the "Company") for the period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffery P. Conklin, Vice President, Interim Chief Financial Officer, Interim Chief Investment Officer, Chief Account Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffery P. Conklin
Name:	Jeffery P. Conklin
Title:	Vice President, Interim Chief Financial Officer, Interim
Chief Investment Officer, Chief Accounting Officer and
Treasurer

Date:	August 7, 2019

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